UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2015

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No.1 to Form 8-K is being filed as an amendment to the current report on Form 8-K filed with the SEC on January 12, 2015 and restates the previously reported Item 5.02 information to reflect the execution of the referenced employment agreements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (e) As previously reported, on January 6, 2015, the Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) approved the terms of a two year employment agreement with Mr. Derek T. Welch, pursuant to which Mr. Welch will serve as the Chief Financial Officer of the Company and its wholly owned subsidiaries. Mr. Welch has served as the Company’s Corporate Controller since January 2013 and its principal financial and accounting officer since September 2013. The agreement was executed by the parties on January 20, 2015. The term of the agreement commenced as of January 1, 2015 and continues until December 31, 2016 unless terminated pursuant to the terms of the agreement.

During the term of the agreement, Mr. Welch is entitled to a base salary at the annualized rate of $160,000, is eligible for a discretionary performance bonus on terms to be determined and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Company’s Compensation Committee and upon the approval of the Board of Directors. In addition, upon execution of the agreement, Mr. Welch was granted stock options to acquire 10,000 shares of common stock, subject to vesting, with an exercise price equal to the market price on the date of the grant. The agreement also contains certain change of control provisions providing for payment equivalent to two year of base salary at the rate then in effect and confidentiality, non-compete and non-solicitation restrictions.

(c) (e) As previously reported, on January 6, 2015, the Board of Directors approved the terms of a two year employment agreement with Mr. Salvatore Emma, Jr., pursuant to which Mr. Emma will continue to be employed as the President and Chief Executive Officer of the Company and its wholly-owned subsidiaries commencing as of January 1, 2015 until December 31, 2016 unless earlier terminated pursuant to the terms of the agreement. The agreement was executed on January 20, 2015.

Under the agreement, Mr. Emma is entitled to a base salary at the annualized rate of $236,250 and $248,063 in 2015 and 2016, respectively, is eligible for a discretionary performance bonus on terms to be determined and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Company’s Compensation Committee and upon the approval of the Board of Directors. In addition, upon execution of the agreement, Mr. Emma was granted stock options to acquire 15,000 shares of common stock, subject to vesting, with an exercise price equal to the market price on the date of the grant. The agreement also contains certain change of control provisions which provide for payment equivalent to two year of base salary at the rate then in effect and subject to confidentiality, non-compete and non-solicitation restrictions.

Item 7.01 Regulation FD Disclosure

On January 12, 2015, the Company issued a press release regarding the appointment of Mr. Derek T. Welch as chief financial officer. A copy of the press release is included herein as Exhibit 99.01.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.01*	Press Release dated January 12, 2015.
*previously filed

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 23rd day of January, 2015.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
By: /s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer